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                                                                   Exhibit 10.15

                              GRANT OF STOCK OPTION


Date of Grant:  As of December 10, 1997

         THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Ampace Corporation, a Delaware corporation (the "Company") to Bruce W. Jones, (the "Grantee"), who is a director of the Company.

         WHEREAS, the Board of Directors of the Company (the "Board") on December 10, 1997 approved the grant of this option; and

         WHEREAS, the Board desires to grant the stock options documented herein.

         NOW, THEREFORE, the parties hereto intending to be legally bound hereby, agree as follows:

         1.       GRANT OF OPTION.

         Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 100,000 shares of Stock at a price of $1.00 per share, which is equal to the closing price of the Common Stock on the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option shall vest at a rate of 12,500 Option Shares per calendar quarter, commencing January 1, 1998. Notwithstanding the foregoing, if any event (a "Change of Control") described in Section 5(d) of the Employment and Stock Option Agreement dated February 25, 1995 between the Grantee and the Company (the "Agreement") shall occur, (i) the Company shall provide the Grantee written notice of such Change of Control and (ii) the Option shall automatically accelerate and become fully exercisable. In addition, upon a Change of Control described in Section 5(d)(v)(i) of the Agreement, the portion of the Option that is not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Grantee to receive the same amount and type of securities as the Grantee would have received as a result of the Change of Control had the Grantee exercised the Option immediately prior to the Change of Control.

         2.       TERMINATION OF OPTION.

         (a) Except as otherwise provided herein, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten
(10) years from the Date of Grant (the "Option Term").



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         (b) In the event of the disability or death of the Grantee, or if the
Grantee no longer serves as a director of the Company, the Option may be exercised during the following period, but only to the extent that the Option was outstanding on any such date of disability or death or cessation of service:
(i) the one-year period following the date of disability (within the meaning of Section 22(e)(3) of the Code); (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, but not later than one year after the Grantee's death; and (iii) the one-year period following the date on which service as director of the Company ceases. In no event, however, shall any such period extend beyond the Option Term.

         (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

         (d) Notwithstanding any other provisions set forth herein, if the Grantee shall commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, any unexercised portion of the Option shall immediately terminate and be void.

         3.       EXERCISE OF OPTION.

         (a) The Grantee may exercise the Option at any time after vesting, with respect to all or any part of the number of Option Shares by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) Full payment (in U.S. Dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

         On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.



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         (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Options Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

         4.       ADJUSTMENT OF AND CHANGES IN STOCK OF THE COMPANY.

         In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price as provided under the Plan; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

         5.       NO RIGHTS OF STOCKHOLDERS.

         Neither the Grantee nor any personal representatives shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         6.       NON-TRANSFERABILITY OF OPTION.

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

         7.       AMENDMENT OF AN OPTION.

         The Option may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.






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         8.       NOTICE.

         Any notice to the Company provided for in this statement shall be addressed to it in care of its Secretary at its executive offices at 201 Perimeter Park, Suite A, Knoxville, Tennessee 37922, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         9.       GOVERNING LAW.

         The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Tennessee, except to the extent preempted by federal law, which shall to the extent govern.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this grant of Option, and to apply the corporate seal hereto, and the Grantee has placed his signature hereon, effective as of the Date of Grant.


                                         AMPACE CORPORATION

                                         By: s/Jay N. Taylor
                                             -----------------------------------
                                             JAY N. TAYLOR, PRESIDENT

                                             ACCEPTED AND AGREED TO:

                                             s/Bruce W. Jones
                                             -----------------------------------
                                             BRUCE W. JONES



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